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                                                                    EXHIBIT 99.4

                            PAYLESS SHOESOURCE, INC.


                               OFFER TO EXCHANGE

             $200,000,000 8.25% SENIOR SUBORDINATED NOTES DUE 2013


                                      FOR


             $200,000,000 8.25% SENIOR SUBORDINATED NOTES DUE 2013

         WHICH HAVE BEEN OFFERED IN A TRANSACTION REGISTERED UNDER THE

                             SECURITIES ACT OF 1933


               PURSUANT TO THE PROSPECTUS DATED OCTOBER 21, 2003

                         ------------------------------

To Our Clients:


     Enclosed for your consideration is a Prospectus dated October 21, 2003 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Payless ShoeSource, Inc. ("Payless") to exchange an aggregate principal amount of up to $200,000,000 of its 8.25% Senior
Subordinated Notes due 2013 (the "Exchange Notes") in integral multiples of
$1,000, which have been offered in a transaction registered under the Securities
Act of 1933, as amended (the "Securities Act"), pursuant to a Registration
Statement of which the Prospectus is a part, for an equal principal amount of its outstanding $200,000,000 8.25% Senior Subordinated Notes due 2013 (the "Old
Notes"), that were issued and sold in integral multiples of $1,000 in a transaction exempt from registration under the Securities Act.



     The enclosed material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, Payless urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.


     Accordingly, we request instructions as to whether you wish us to tender any or all of the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Notes.


     Your instructions to us should be forwarded as promptly as possible in order permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON NOVEMBER 18, 2003, UNLESS EXTENDED (AS SO EXTENDED, THE
"EXPIRATION DATE"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.


     Your attention is directed to the following:


          1. The Exchange Offer is an offer to exchange $1,000 principal amount at maturity of the Exchange Notes for each $1,000 principal amount at maturity of the Old Notes. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the Old Notes for which they may be exchanged, except that the Exchange Notes generally will not be subject to transfer restrictions or be entitled to registration rights and the Exchange Notes will not have the right to earn special interest under circumstances relating to our registration obligations.

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          2.  THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "EXCHANGE
     OFFER -- CONDITIONS" IN THE PROSPECTUS.


          3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on November 18, 2003, unless extended.



          4. Payless has agreed to pay the expenses of the Exchange Offer, except as provided in the Prospectus and the Letter of Transmittal.


          5. Any transfer taxes incident to the exchange of Old Notes under the Exchange Offer will be paid by Payless, except as provided in the Prospectus and the Letter of Transmittal.

     The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER
OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT
BE USED BY YOU TO TENDER OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR
YOUR ACCOUNT OR BENEFIT.

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                                  INSTRUCTIONS


     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of Payless relating to $200,000,000 aggregate principal amount of its 8.25% Senior
Subordinated Notes due 2013, including the Prospectus and the Letter of Transmittal.



     This form will instruct you to exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, on the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.



     If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (a) any Exchange
Notes to be received by the undersigned will be acquired in the ordinary course of its business; (b) the undersigned is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; (c) the undersigned is not an "affiliate" (as defined in Rule 405 under the Securities Act) of Payless; (d) if the undersigned is a broker-dealer, it will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of these Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;
(e) if the undersigned is a broker-dealer, it did not purchase the Old Notes to be exchanged for the Exchange Notes from the initial purchasers in the initial offering of the Old Notes; and (f) the undersigned is not acting on behalf of any person that could not truthfully and completely make the foregoing representations.


            AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES TO BE EXCHANGED

     $     Old Notes


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
*I (we) understand that if I (we) sign these
instruction forms without indicating an aggregate
principal amount of Old Notes in the space above,
all Old Notes held by you for my (our) account
will be tendered for exchange.                       -------------------------------------------------

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                                                     SIGNATURE(S)

                                                     -------------------------------------------------
                                                     CAPACITY (FULL TITLE), IF SIGNING IN A FIDUCIARY
                                                     OR REPRESENTATIVE CAPACITY

                                                     -------------------------------------------------

                                                     -------------------------------------------------

                                                     -------------------------------------------------
                                                     NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE

                                                     DATE:
                                                     -------------------------------------------------

                                                     -------------------------------------------------
                                                     AREA CODE AND TELEPHONE NUMBER

                                                     -------------------------------------------------
                                                     TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER


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